Exhibit 99.1

Osiris Therapeutics, Inc. Announces GrafixPL PRIME™ Launches October 1, 2018

COLUMBIA, MARYLAND — September 17, 2018 (GLOBE NEWSWIRE) - Osiris Therapeutics, Inc. (NASDAQ: OSIR), a regenerative medicine company focused on developing and marketing products for wound care, orthopedics, and sports medicine, announces that GrafixPL PRIME™, a human placental membrane that can be stored at ambient temperatures, launches for sale on October 1, 2018.  The structural matrix, growth factors, and cell viability of GrafixPL PRIME is equivalent to those of Grafix®, a cryopreserved placental membrane, but without the constraints of ultra-low temperature storage.

GrafixPL PRIME is processed using Prestige LyotechnologySM, which is Osiris’s preservation technique for ambient storage of living tissues.  GrafixPL PRIME is flexible and conforming and designed as a wound cover/barrier for application directly to hard-to-treat acute and chronic wounds, including but not limited to diabetic foot ulcers, venous leg ulcers and thermal burns.

Jason Keefer, Interim President and CEO said: “I am pleased to announce that our ambient temperature stable GrafixPL PRIME product will be available in all settings of care, in addition to our cryopreserved Grafix products.  This allograft will preserve the original characteristics of the fresh placental membrane that support natural tissue repair process, but in contrast to cold-stored cryopreserved tissues, GrafixPL PRIME is stored at ambient temperature.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, researches, develops, manufactures and commercializes regenerative medicine products intended to improve the health and lives of patients and lower overall healthcare costs.  We have achieved commercial success with products in orthopedics, sports medicine and wound care, including the Grafix product line, Stravix®, BIO4® and Cartiform®.  We continue to advance our research and development by focusing on innovation in regenerative medicine, including the development of bioengineered stem cell and tissue-based products.  Osiris®, Grafix®, GrafixPL®, GrafixPL PRIME™ Cartiform®, and Prestige Lyotechnologysm are our trademarks. BIO4® is a trademark of Howmedica Osteonics Corp., a subsidiary of Stryker Corporation. More information can be found on the Company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

Statements herein relating to the future of Osiris Therapeutics, Inc. and the ongoing research and development of our products are forward-looking statements.  Osiris Therapeutics, Inc. cautions that these forward looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include those identified under the heading “Risk Factors” in the Osiris Therapeutics Inc. Annual Report on Form 10-K for the years ended December 31, 2017, 2016 and 2015 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, as filed with the Securities and Exchange Commission (SEC).  We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  Examples of forward-looking statements may include, without limitation, statements regarding the anticipated efficiencies and advantages of products and the likelihood of customer clinical adoption of any new products.  Although well characterized in scientific literature and studies, preservation of tissue integrity, including cells, may not be indicative of clinical outcome.  Accordingly, you should not unduly rely on these forward-looking statements.

You are encouraged to read our filings with the SEC, available at sec.gov, for a discussion of these and other risks and uncertainties.  The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements.  Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For additional information, please contact:

Diane Savoie

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com